Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-11 of our report dated March 15, 2021, relating to the consolidated financial statements of GreenAcreage Real Estate Corp., which is contained in the Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada September 9, 2021	Chartered Professional Accountants